CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I hearby consent to the reference to me as a prospective director of Mortgage.com, Inc., where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

/s/ C. Toms Newby, III
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C. Toms Newby, III